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                                                                  EXHIBIT 11(b)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement No. 33-26305 and Amendment No. 22 to Registration Statement No. 811-5742 of Compass Capital Funds on Form N-1A of our reports dated August 7, 1995 on the financial statements of The Short Duration Portfolio, The Core Fixed Income Portfolio and The Multi-Sector Mortgage Securities Portfolio III of The BFM Institutional Trust Inc. appearing in the Annual Reports of The BFM Institutional Trust Inc. for the year ended June 30, 1995.





DELOITTE & TOUCHE LLP

New York, New York
January 10, 1996